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                                                                    EXHIBIT 10.7

                               Amendment Number 2
                                     to the
                               Alliance Agreement
                                     between
                          Cisco Systems, Inc. ("Cisco")
                                       and
                          KPMG Consulting Inc. ("KPMG")

     WHEREAS, Cisco and KPMG LLP entered into an Alliance Agreement, dated December 29, 1999 and amended December 1, 2000 (as amended, the "Alliance Agreement");

     WHEREAS, KPMG LLP assigned the Alliance Agreement to KPMG in conjunction with the spin-off of KPMG from KPMG LLP;

     WHEREAS, Cisco and KPMG wish to amend the Alliance Agreement as set forth in this Amendment Number 2 (the "Amendment").

     NOW, THEREFORE, Cisco and KPMG agree to amend the Alliance Agreement as follows:

1. Use of Terms. All capitalized terms not defined herein will have the meaning assigned to them in the Alliance Agreement.

2.   Modification of the Alliance Agreement:

(a) Section 3.1. In the second sentence of Section 3.1, second to last line of the sentence, the word "consulting" is hereby deleted.

(b) Section 3.1.2. The first sentence of Section 3.1.2 is hereby deleted.

(c) Section 3.1.4. Section 3.1.4 is hereby deleted in its entirety and replaced with the following:

               3.1.4 Conflicting bidding situations. The parties agree that in situations where Cisco is bidding as the prime contractor in a bid in which a customer requests both hardware and services, and Cisco chooses a party other than KPMG as the services subcontractor, KPMG may make a separate bid to the customer as the prime contractor for such hardware and services, subject to the limitations set forth in Section 3.1 above. In the situation in this Section
3.1.4 that KPMG makes a separate bid, or in any other bid situation likely to create a conflict with a bid from Cisco, KPMG will notify Cisco's account team or alliance team of such situation, as soon as possible.

(d) Section 3.1.5. Section 3.1.5 is hereby deleted in its entirety and replaced with the following:

               3.1.5 Cisco Competitive Account. Subject to the limitations set forth herein, the parties agree that KPMG may submit its bid to a client which primarily uses products of a Cisco Competitor. In such case, KPMG shall, in the spirit of good partnership, make every commercially reasonable efforts to inform Cisco's customer account team or Cisco's Strategic Alliance representative of such situation and assist Cisco in promoting Cisco architecture and equipment within the target customer.

(e) Section 3.3.2. Section 3.3.2 of the Alliance Agreement is hereby deleted in its entirety and replaced with the following:

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  CONFIDENTIAL MATERIAL APPEARING IN THIS DOSCUMENT HAS BEEN OMITTED AND FILED
 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE
    24b-2(b) OF THE EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION HAS
                         BEEN REPLACED WITH ASTERISKS.

3.3.2. In the event that, pursuant to Section 4.10 of the Stock Purchase Agreement, Cisco designates an entity as a Cisco Competitor which entity was not a Cisco Competitor in the prior period as (such newly-designated entity a "New Cisco Competitor") and KPMG has an existing contract with such New Cisco Competitor, then nothing in this Section 3 shall be interpreted to require KPMG to terminate, breach, curtail, change or amend any such contract;
***KPMG***CISCO***.

(f) Section 4.1 of the Alliance Agreement (beginning "4.1 Recruiting. KPMG shall" and ending "KPMG shall not be in default under this Agreement.") is hereby deleted in its entirety and replaced with the following: "4.1 Intentionally left blank."

(g) Section 4.2 of the Alliance Agreement (including 4.2.1, 4.2.2 and 4.2.3) is hereby deleted in its entirety and replaced with the following:

               4.2 Training and Resource Development. KPMG agrees to develop skills in new Cisco products to foster the rapid assimilation of such products into the market. When Cisco and KPMG are developing a joint solution, KPMG agrees to train at least the number of engineers on the design, planning and implementation management of the technologies associated with the solution necessary to achieve the purpose of the solution. KPMG agrees to maintain the level of competence in its staff already trained on Cisco products and technologies as of July 1, 2001. Yearly, KPMG will agree on a program of update events to be defined during the alliance annual planning exercise. KPMG agrees to meet the training requirements set forth in Exhibit A.

               4.2.1    Intentionally left blank.

               4.2.2. In conjunction with the foregoing training, Cisco will provide resources and materials at a substantial discount off the MSRP, as set forth in Exhibit B as shall be amended by the mutual agreement of the Parties from time to time, to enable KMPG to develop and deliver the forgoing training in support of the Alliance. Such resources will include product experts for ongoing training and education of new Cisco technologies and will support required training sessions to build expertise within KPMG on new products prior to market availability. KPMG shall be responsible for all costs associated with development and execution of the its training.

               4.2.3 Cisco shall grant KPMG a worldwide, nonexclusive license to use, reproduce and distribute Cisco training materials which are purchased from Cisco by KPMG, in whole or in part, solely for internal use to train KPMG personnel, including the right to incorporate the whole or portions thereof in KPMG's training materials; provided that KPMG shall not remove, overprint or deface any notice of copyright, trademark, logo, legend, or other notices of ownership from any originals or copies (whether of the whole or a portion) thereof.

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(h) Section 4.3 of the Alliance Agreement is hereby deleted in its entirety and replaced with the following:

               4.3 Opportunity and Sales Management. Cisco and KPMG will work jointly in the field to identify, pursue and track sales opportunities, deploy resources, generate proposals and sell and deploy solutions in support of Service Provider Market and Enterprise Market customers. In furtherance of this goal, the Parties agree:

                    o KPMG shall deploy dedicated contacts to field operations locations to facilitate field interaction.

                    o KPMG shall assign dedicated representatives in each region, as dictated in number and locations by the business need, to serve as main contact points and regional coordinators for field engagement activities.

                    o Cisco shall provide a single point of contact in the field for KPMG representatives to enable real-time field interaction.

                    o Cisco shall provide resources to assist with field opportunity identification and notification. The Parties shall cooperate in joint marketing efforts and shall encourage participation in joint account planning sessions.

(i) Section 4.4. The first paragraph of Section 4.4 of the Alliance
Agreement (beginning "4.4 Facilities and Infrastructure. Subject to" and ending "one per calendar quarter.") is hereby deleted and replaced with the following:

4.4 Facilities and Infrastructure. Subject to Section 4.9, KPMG will establish an agreed upon number (but not less than one (1) per joint solution developed under this Alliance Agreement) Solution Centers for development, training and client demonstration. Subject to Section 4.9 and any written agreement between the parties at the time of the definition of the joint solution, KPMG shall make commercially reasonable efforts to have new solution centers staffed and operational not later than the launch date of the new solution.

(j) Section 4.6. The last clause of Section 4.6 of the Alliance Agreement "as specified in Exhibit A and any subsequent Resource Allocation Schedule during the term of this Agreement" is hereby deleted.

(k) Section 4.8(b) of the Alliance Agreement is hereby deleted in its entirety and replaced with the following:

          (b) that the marketing budget to promote the Alliance and the Alliance Solutions for each party will be dictated by the budget requirements to meet the objectives of the mutually agreed upon Marketing and Business Plans.


(l) Exhibit A of the Alliance Agreement is hereby deleted and replaced with Exhibit A attached to this Amendment.

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3.   No Other Modifications. Except as specifically amended by this Amendment, the Alliance Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly
executed, effective as of this     day of              , 2001.
                              -----      --------------


Cisco Systems, Inc.:                     KPMG Consulting Inc.:

By:    /s/ Steven R. Steinhiller         By:    /s/ Michael J. Donahue
       ----------------------------             ------------------------------
Name:  Steven R. Steinhiller             Name:  Michael J. Donahue
       ----------------------------             ------------------------------
Title: Vice President                    Title: GEVP and COO
       ----------------------------             ------------------------------
Date:  3/4/02                            Date:  12/18/01
       ----------------------------             ------------------------------

  CONFIDENTIAL MATERIAL APPEARING IN THIS DOSCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE
    24b-2(b) OF THE EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION HAS
                         BEEN REPLACED WITH ASTERISKS.


                                    Exhibit A

                          Resource Allocation Schedule

I.     Requirements For Consulting Professionals And Cisco Literate Consultants.

         A.       INTENTIONALLY LEFT BLANK.

         B. SCHEDULE FOR DEPLOYMENT OF CONSULTING PROFESSIONALS AND CISCO LITERATE CONSULTANTS.

         KPMG shall maintain the level of competence on Cisco products and technologies of its Consulting Professionals and Cisco Literate Consultants who are trained on Cisco products and technologies as of July 1, 2001. In addition, KPMG shall maintain the number of its Consulting Professionals and Cisco Literate Consultants who are trained on Cisco products and technologies as of July 1, 2001. Yearly, KPMG will agree on a program of update events to be defined during the alliance annual planning exercise.

         C.       SKILL ALLOCATION OF CISCO LITERATE CONSULTANTS.

         1.       INTENTIONALLY LEFT BLANK.

         2. KPMG shall provide Cisco with updated records on a periodic basis of all current KPMG staff holding Cisco certifications, including which certification each individual holds.

         3. To ensure that at all times, KPMG has on staff sufficient personnel to competently take responsibility for Cisco related projects, KPMG agrees that ***% of KPMG's network engineering personnel will be Cisco CCxx certified. ***% of those Cisco CCxx certified shall be Cisco Certified Networking Professionals ("CCNP") or Cisco Certified Design Professional ("CCDP).

II.    "Cisco Literate" Definition.

     Cisco Literate Consultant means a person directly employed by KPMG, any entity which is a member of KPMG International, any other entity that has the right to use the name "KPMG", any other entity over which KPMG has actual control or any other entity in which KPMG has the ability to direct the deployment of such person, in a consulting capacity in one of the following areas:

o    Cisco Certified Professionals

Obtained one of the levels of Cisco Certification specified in Section I.C.3. above and assigned to any practice to provide network engineering services to either Enterprise Market or Service Provider Market clients.

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o    Service Provider Practice

Attended training on Service Provider Market Fundamentals and be on track to complete the training relevant to their job function. These individuals will be focused at the Service Provider Market . Skills of such individuals may include project management, OSS/BSS integration, business development and technical or network integration

o    Enterprise Practice

Attended training in Cisco BCG products such as Geotel, Webline, etc or completed training appropriate to their job in co-branded solutions as defined by the Cisco solution development manager responsible for the development and deployment of each solution and be on track to complete the training relevant to the job function.

Training may include business development, best practices and ISV technologies such as Ariba, Broadvision, Extricity, etc.

Without limiting KPMG's obligations set forth herein, in all cases, the number and location of new trainees will be determined by the business requirement and volume of projects to be completed.

Cisco has the right to audit the list of trained professionals (consulting professionals and Cisco Literate Consultants) at its discretion.